CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Bond Fund Series:

We consent to the incorporation by reference of our report on the financial statements of Oppenheimer Convertible Securities Fund (a portfolio of Bond Fund Series) dated February 13, 2009 in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information, which are part of this Registration Statement on Form N-14 of Oppenheimer Capital Income Fund.

/s/ KPMG LLP

                         KPMG LLP

Denver, Colorado

April 14, 2009